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                                                                  EXHIBIT 5.1


                                                  February 22, 2000



Zoll Medical Corporation
32 Second Avenue Northwest Park
Burlington, MA 01803

         Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Zoll Medical Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to 115,000 shares of Common Stock, par value $.02 per share (the "Registered Shares"), including 15,000 shares which the Underwriters (as defined below) have an option to purchase solely for the purpose of covering over-allotments, if any. The Registered Shares are to be sold by the Company to the several underwriters (the "Underwriters") of which Salomon Smith Barney, U.S. Bancorp Piper Jaffray and Adams, Harkness & Hill, Inc. are the representatives (the "Representatives") pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and the Representatives of the Underwriters.

     As counsel for the Company, we have examined the form of the proposed Underwriting Agreement, the Company's Amended and Restated Articles of Organization and the Company's Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

     Based on the foregoing, we are of the opinion that when (i) the Underwriting Agreement is completed (including the insertion therein of pricing terms) and executed by the Company and on behalf of the Underwriters, and (ii) the Registered Shares are sold to the Underwriters and paid for pursuant to the terms of the Underwriting Agreement, the Registered Shares will be duly authorized, legally issued, fully paid and non-assessable by the Company under the General Business Corporation Law of Massachusetts.

     The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market, Inc.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Goodwin, Procter & Hoar LLP

                                      GOODWIN, PROCTER & HOAR LLP